As filed with the Securities and Exchange Commission on October 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASELLA WASTE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0338873
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 Greens Hill Lane, Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Employee Stock Purchase Plan

(Full Title of the Plan)

John W. Casella

Chief Executive Officer

25 Greens Hill Lane

Rutland, Vermont 05701

(Name and Address of Agent For Service)

(802) 775-0325

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share	300,000 shares (2)	$4.03 (3)	$1,209,000 (3)	$141

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 300,000 shares issuable under the Amended and Restated 1997 Employee Stock Purchase Plan pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on October 27, 2014.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 relating to the Registrant’s Amended and Restated 1997 Employee Stock Purchase Plan:

(1) File No. 333-40267, filed by the Registrant with the Securities and Exchange Commission on November 14, 1997;

(2) File No. 333-92735, filed by the Registrant with the Securities and Exchange Commission on December 14, 1999; and

(3) File No. 333-175010, filed by the Registrant with the Securities and Exchange Commission on June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rutland, state of Vermont, on this 29th day of October, 2014.

CASELLA WASTE SYSTEMS, INC.

By:	/s/ John W. Casella
John W. Casella Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Casella Waste Systems, Inc., hereby severally constitute and appoint John W. Casella and Edmond R. Coletta, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Casella John W. Casella	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 29, 2014

/s/ Edmond R. Coletta Edmond R. Coletta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2014

/s/ Christopher B. Heald Christopher B. Heald	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2014

/s/ Michael K. Burke Michael K. Burke	Director	October 29, 2014

/s/ James F. Callahn, Jr. James F. Callahan, Jr.	Director	October 29, 2014

/s/ Douglas R. Casella Douglas R. Casella	Director	October 29, 2014

/s/ John F. Chapple III John F. Chapple III	Director	October 29, 2014

/s/ Joseph G. Doody Joseph G. Doody	Director	October 29, 2014

/s/ James P. McManus James P. McManus	Director	October 29, 2014

/s/ Emily Nagle Green Emily Nagle Green	Director	October 29, 2014

/s/ Gregory B. Peters Gregory B. Peters	Director	October 29, 2014

INDEX TO EXHIBITS

Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed with the Securities and Exchange Commission on December 7, 2007 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-23211) and incorporated herein by reference)

4.2	Third Amended and Restated By-Laws of the Registrant (filed with the Securities and Exchange Commission on February 27, 2009 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-23211) and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of McGladrey LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Amended and Restated 1997 Employee Stock Purchase Plan, as amended (filed with the Securities and Exchange Commission on August 19, 2014 as Appendix A to the Registrant’s Definitive Proxy on Schedule 14A (File No. 000-23211) and incorporated herein by reference)